Exhibit 99.01

Press Release
www.shire.com

Director/PDMR Share Dealings

February 22, 2012 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company announces the following dealings by Persons Discharging Managerial Responsibility (“PDMRs”) in Shire plc ordinary shares of 5p (“Shares”).

Release of Performance Share Awards (“PSA Awards”)
In accordance with the rules of the Portfolio Share Plan (“PSP”), the following Shares were released on February 20, 2012 in connection with PSA Awards granted in 2009 under Part B of the PSP.  The Company was notified on February 21, 2012 that sufficient Shares were sold on February 20, 2012 to satisfy the personal tax liabilities of each PDMR.

	No of Shares released	No of Shares sold	Average sale price
Angus Russell1	225,582	77,719	£22.564711
Graham Hetherington1	76,318	40,179	£22.538221
Tatjana May	30,527	16,078	£22.538221

1 The PSA Awards granted in 2009 to Angus Russell and Graham Hetherington were subject to performance criteria measured over the performance period 2009 to 2011.  Based on the performance criteria, 100% of the PSA Awards vested.

Exercise of Stock Appreciation Right Awards (“SAR Awards”)
The Company was notified on February 21, 2012 and on February 22, 2012 of the exercise of the following SAR Awards which were granted under Part A of the PSP.

	No of Shares exercised	Exercise price	No of Shares received	No of Shares sold	Average sale price
Angus Russell 1	108,721	£8.13	69,953	24,234	£22.557733
Graham Hetherington 2	100,000	£8.83	61,135	61,135	£22.571881
Tatjana May 3	40,000	£8.83	24,161	24,161	£22.30140

1 The SAR Award granted in 2008 to Mr Russell was subject to performance criteria measured over the performance period 2008 to 2010.  Based on the performance criteria, 88% of the SAR Award vested. The SAR Award was exercised on February 20, 2012. Mr Russell sold sufficient Shares to satisfy his personal tax liabilities.

² The SAR Award granted in 2009 to Mr Hetherington was subject to performance criteria measured over the performance period 2009 to 2011.  Based on the performance criteria, 100% of the SAR Award vested. The SAR Award was exercised on February 20, 2012.  Mr Hetherington sold all his Shares, part of which were to satisfy his personal tax liabilities.

3 Ms May exercised her SAR Award on February 22, 2012 and sold all the resulting Shares, part of which were to satisfy her personal tax liabilities.

Sale of Shares
The Company was notified on February 21, 2012 of the sale by Angus Russell, on February 20, 2012, of 131,330 Shares at an average sale price of £22.564.

In addition, the Company was notified on February 21, 2012 of the sale by Graham Hetherington, on the same day, of 20,000 Shares at an average sale price of £22.300615.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

Resulting Interests
After the above transactions, Angus Russell and Graham Hetherington hold the following interests.

	Type of security	No of Shares/ADSs	SAR Awards/ Options	PSA Awards	Restricted Shares/ADSs
Angus Russell	ADSs 1	-	168,742	121,292	11,415
	Shares	193,582	295,580	-	37,814
Graham Hetherington	Shares	34,004	217,687	159,633	28,080

1 One ADS is equal to three Shares.

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999

	Sarah Elton-Farr (seltonfarr@shire.com)	+44 1256 894157

Notes to editors

SHIRE PLC

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder, human genetic therapies, gastrointestinal diseases and regenerative medicine as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.